UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2023

L3HARRIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida	32919
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 727-9100

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	LHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01  Completion of Acquisition or Disposition of Assets.

As previously disclosed, on December 17, 2022, L3Harris Technologies, Inc., a Delaware corporation (“L3Harris”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Aerojet Rocketdyne Holdings, Inc., a Delaware corporation (“Aerojet Rocketdyne”), and Aquila Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of L3Harris (“Merger Sub”).

On July 28, 2023, at the effective time of the Merger (the “Effective Time”), Merger Sub merged with and into Aerojet Rocketdyne (the “Merger”), and Aerojet Rocketdyne continued its existence under Delaware law as the surviving corporation in the Merger and a wholly owned subsidiary of L3Harris.

At the Effective Time, each issued and outstanding share of Aerojet Rocketdyne common stock (excluding any such shares (i) owned by Aerojet Rocketdyne or any of its wholly owned subsidiaries as treasury stock or otherwise or held, directly or indirectly, by L3Harris, Merger Sub or any of L3Harris’ other wholly owned subsidiaries and (ii) with respect to which appraisal rights have been properly exercised and perfected) was canceled and converted into the right to receive $58.00 in cash, without interest (the “Merger Consideration”).

At the Effective Time, each outstanding Aerojet Rocketdyne stock appreciation right automatically vested and was cancelled and converted into a right to receive an amount in cash equal to the product of (i) the total number of shares of Aerojet Rocketdyne common stock subject to such Aerojet Rocketdyne stock appreciation right multiplied by (ii) the excess, if any, of the Merger Consideration over the grant price of such Aerojet Rocketdyne stock appreciation right. Each outstanding award of Aerojet Rocketdyne restricted stock and each Aerojet Rocketdyne restricted stock unit, in each case, whether vested or unvested, automatically vested and was cancelled and converted into a right to receive an amount in cash equal to the product of (x) the total number of shares of Aerojet Rocketdyne common stock subject to such Aerojet Rocketdyne restricted stock award or restricted stock unit (calculated based on deemed maximum level performance achievement in the case of any performance award) multiplied by (y) the Merger Consideration, except for restricted stock units granted on or after December 17, 2022, which in certain cases may entitle the holder thereof to receive L3Harris restricted stock units.

The foregoing summary description of the completion of the Merger does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by L3Harris with the Securities and Exchange Commission (the “SEC”) on December 19, 2022 and is incorporated by reference into this Item 2.01.

Item 7.01  Regulation FD Disclosure.

On July 28, 2023, L3Harris issued a press release announcing the consummation of the Merger. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K that is furnished under this Item 7.01, including the accompanying Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K that is furnished under this Item 7.01, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act. L3Harris cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Statements about the benefits and implications of the Aerojet Rocketdyne acquisition are forward-looking and involve risks and uncertainties. Important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements are described in the “Risk Factors” sections of L3Harris’s Annual Report on Form 10-K for the year ended December 30, 2022, and subsequent quarterly reports on Form 10-Q. L3Harris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

The following exhibits are provided herewith:

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of December 17, 2022, by and among L3Harris Technologies, Inc., Aquila Merger Sub Inc. and Aerojet Rocketdyne Holdings, Inc. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K filed by L3Harris with the SEC on December 19, 2022)

99.1	Press Release, dated July 28, 2023

104	Cover Page Interactive Data File formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L3HARRIS TECHNOLOGIES, INC.

	By:	/s/ Scott T. Mikuen
		Name:	Scott T. Mikuen
Date: July 28, 2023		Title:	Senior Vice President, General Counsel and Secretary

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